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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 27, 1995, except for Note 6 as to which the date is December 27, 1995, with respect to the financial statements of N-COM Limited Partnership II included in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-2241) and related Prospectus of Continental Cablevision, Inc. as filed with the Securities and Exchange Commission on April 4, 1996.

                                          Ernst & Young LLP

Detroit, Michigan

April 24, 1996